CHANG LEE LLP
CHARTERED ACCOUNTANTS
                                                         606 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                               Tel: 604-687-3776
                                                               Fax: 604-688-3373
                                                    E-mail: info@changleellp.com

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated November 25, 2009, with respect to the balance sheets of Castmor Resources Ltd. as at August 31, 2009 and 2008 and the related statements of stockholders' equity, operations and comprehensive loss, and cash flows for the years then ended and for the period from June 27, 2005 (date of inception) to August 31, 2009, included in the filing of the registration Statement Form S-1, dated October 5, 2010.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Vancouver, British Columbia, Canada                        "Chang Lee LLP"
October 5, 2010                                            Chartered Accountants